UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
     On August 18, 2009, DRI Corporation (the “Company”) and BHC Interim Funding III, L.P. (“BHC”) entered into a modification (the “Loan Modification”) to that certain Loan and Security Agreement, dated as of June 30, 2008, by and among Digital Recorders, Inc. and TwinVision of North America, Inc., the Company’s wholly-owned subsidiaries, as borrowers (collectively, the “Borrowers”), the Company, as guarantor, and BHC, as lender, as amended from time to time (the “Loan Agreement”).
     The material terms of the Loan Modification are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Loan Modification
     Pursuant to terms of the Loan Agreement, the Borrowers must repay $1,000,000 of the outstanding principal balance on a term loan with BHC if Mobitec AB, the Company’s wholly-owned Swedish subsidiary, has not purchased the outstanding fifty percent (50%) equity interest of Mobitec Brasil Ltda., Mobitec AB’s fifty percent (50%) owned subsidiary in Brazil, by September 30, 2009. On August 18, 2009, the Company and BHC agreed to the Loan Modification which extends the reference date by which Mobitec AB must purchase the outstanding fifty percent (50%) equity interest of Mobitec Brasil Ltda. (the “Acquisition”), and, if the Acquisition is not made, repay $1,000,000 of the outstanding principal balance of the term loan from September 30, 2009 to October 31, 2009. The Loan Modification effectively provides the Company additional time to meet certain Brazilian legal and regulatory requirements prior to completion of the Acquisition.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Letter of Amendment to Loan and Security Agreement, dated as of August 18, 2009, by and among DRI Corporation and BHC Interim Funding III, L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: August 24, 2009

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary